[LETTERHEAD OF LARSSON, WOODYARD & HENSON, LLP]



                             April 1, 1998



The Board of Directors
Community Financial Corp.
240 E. Chestnut Street
Olney, Illinois  62450-2295

       Re:  Registration Statement on Form S-8
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            Community Financial Corp. 1998 Reload Stock Option
Plan

Ladies and Gentlemen:

       We consent to incorporation by reference in this Registration Statement on Form S-8 of Community Financial Corp. of our report dated January 30, 1997, relating to the consolidated statements of financial condition of Community Financial Corp. and Subsidiary as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Community Financial Corp. We also consent to the reference to our firm under the caption "Experts" in the prospectus which is part of the Registration Statement.


                            /s/ Larsson, Woodyard & Henson, LLP
                            -----------------------------------
                                Larsson, Woodyard & Henson, LLP